UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/05/2012

Genesee & Wyoming Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31456

Delaware	06-0984624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

66 Field Point Road
Greenwich, CT 06830
(Address of principal executive offices, including zip code)

203-629-3722
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Genesee & Wyoming Inc. ("GWI" or the "Company") announced on June 7, 2012 that David A. Brown, age 53, has been named as the successor to GWI's current Chief Operating Officer ("COO"), James W. Benz. The appointment comes in anticipation of Benz's retirement in the first quarter of 2013. Over the remainder of 2012, Brown will become familiar with the Company's diverse operations, including those in Australia, and the two will be working closely to ensure a smooth transition at the end of Benz's tenure. Following the transition, Brown will be responsible for GWI's 10 operating regions in North America, Australia and Europe. Since 2010, Mr. Brown served as Executive Vice President and Chief Operating Officer of CSX Transportation, a Class I railroad in the United States. Previously, he served as Vice President and Chief Transportation Officer for CSX Transportation from 2006 to 2010. Prior to joining CSX, Mr. Brown was employed by Norfolk Southern Corporation, where he held positions of increasing responsibility over a span of 25 years. Mr. Brown has a B.S. in Business Administration - Transportation from The University of Tennessee - Knoxville, and completed the Advanced Management Program at Harvard University in 2008.

Mr. Brown is an at-will employee and does not have an employment agreement with the Company. The written and unwritten arrangements under which Mr. Brown is compensated include:

-        An annual base salary of $380,000, to be reviewed each year by the Compensation Committee (the "Committee") of the Board of Directors and the Chief Executive Officer;

-        Eligibility for an annual cash bonus under the Company's Second Amended and Restated 2004 Omnibus Incentive Plan ("Omnibus Plan"). The target value of the annual cash bonus is 60% of annual base salary (currently $228,000), subject to increase or decrease based on Company financial performance as measured under the Genesee Value Add methodology and safety performance. Both the financial and safety measures are pre-established annually by the Committee;

-        Eligibility for an annual long-term incentive in the form of an equity grant under the Omnibus Plan with a fair value of 150% of annual base salary (currently $570,000) consisting of a mix of stock options and restricted shares and granted in accordance with the Company's stock option policy;

-        A one-time equity-based signing bonus under the Omnibus Plan consisting of a mix of stock options and restricted shares with a fair value of 60% of annual base salary (currently $228,000) and granted in accordance with the Company's stock option policy; and

-        Customary long-term disability insurance coverage and health and welfare benefits package commensurate with Mr. Brown's position.

Mr. Brown does not have any familial relationships requiring disclosure under Item 401(d) of Regulation S-K. Mr. Brown does not have any related-party interests requiring disclosure under Item 404(a) of Regulation S-K. Mr. Brown is not a director of the Company or any other registered company.

        The Company's press release announcing the naming of Mr. Brown is attached hereto and incorporated herein by reference as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 - Press Release of Genesee & Wyoming Inc, Dated June 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

Date: June 08, 2012	By:	/s/ Allison M. Fergus
Allison M. Fergus
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release